Corporate Summary

---- AgFeed Industries, Inc.----
China’s leading animal feed and nutritional product company

Forward Looking Statements

This Summary contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Company’s management as well as estimates and assumptions made by management. The words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Company or Company’s management identify forward looking statements. Such statements reflect the current view of management with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Company’s industry, Company’s operations and results of operations and any businesses that may be acquired by Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Company believes that the expectations reflected in the forward looking statements are reasonable, Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Overview

AgFeed Industries, Inc. (US stock symbol: AGFI, website: www.agfeedinc.com ) is a US company with its main business in China. AGFI is the first China based animal feed and nutritional product company publicly traded in the US. Through its three operating subsidiaries located in China, AGFI is a leading manufacturer and marketer of animal feed products targeting China’s vast and fast growing markets. The company engages in the business of producing and selling additive pre-mix and piglet blending feeds to China's domestic animal husbandry markets. AGFI is the only China based animal feed company publicly traded in the US.

Total shares outstanding: 24,000,000
Management and affiliate ownership: approximately 80%
Recent share price: $4.1
Website: www.agfeedinc.com

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

Description of Three Subsidiaries

Nanchang Best Animal Husbandry Co., Ltd ("AgFeed Nanchang") was incorporated under the laws of the People's Republic of China on May 15, 1995, in Jiangxi Province. It is headquartered in the city of Nanchang, Jiangxi Province, People's Republic of China. AgFeed Nanchang is in the business of the research and development, manufacture, marketing and sale of pre-mix and blended feed, serving China's southern animal husbandry markets.

Shanghai Best Animal Husbandry Co., Ltd. ("AgFeed Shanghai ") was incorporated under the laws of the People's Republic of China on July 23, 1999, in Shanghai and is headquartered in Shanghai, Peoples Republic of China. AgFeed Shanghai is in the business of manufacturing, marketing and sale of pre-mix feed, serving China's eastern animal husbandry markets.

GuangXi HuiJie Sci.&Tech. Feed Co, Ltd ( AgFeed GuangXi ). On December 20, 2006, AgFeed acquired all of the shares of GuangXi HuiJie Sci.&Tech. Feed Co, Ltd. The company was incorporated under the laws of the People's Republic of China on August 2nd, 2004, in Guangxi Province. The company is engaged in the research & development, manufacture, marketing, and sale of pre-mix feeds, concentrated feeds and blended feeds in China. The company has established a product portfolio of high, medium, and low grade products. Currently, the company is mainly selling to the southwestern region of China.

Industry Overview---A $34.6 Billion Industry in 2005

The feed industry in China, initially developed during the 1980s, is now second only to the United States in volume and is forecast to surpass the United States within the coming five year period. The feed industry grew to approximately 66 million metric tons in 1998, after growing at an annual rate of 15% from 1990 to 1998. (Source: Economic Research Service, U.S. Department of Agriculture). The feed market in China is approximately 107 million metric tons, $34.6 billion in 2005. Expected growth in 2007 will be $ 44.9 billion. (Source: China Feed Industry Association)

The animal feed sector for pork has three primary markets:

o additive pre-mix fodder
o proteins
o blended feed

The Nanchang and Shanghai facilities only produce additive pre-mix fodder ("pre-mix") and blended feeds and do not compete in the protein market. A nutritionally complete feed includes three components: energy sources, such as course grains; protein sources such as fish and soy meals; and pre-mix consisting of essential amino acids, vitamins, minerals and antibiotics. Pre-mix and proteins together are often referred to in the industry as "concentrate." Pre-mix fodders require greater technology to produce, and are often customized to each customer's specifications. As such, pre-mix carries the highest selling price per metric ton of all feed components. Livestock producers may directly buy animal feed in finished form, referred to as "blended feed" or buy the component ingredients and mix the blend on their own generating 15-20% cost savings. Typically, large scale piggeries will purchase pre-mix fodder, as they have the scale to mix their own blended feeds and experience savings of 15-20%

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

Blended Feed Industry

According to a recent China Animal Feed Industry Development Report, the blended feed market was approximately $12 and $14 billion for 2004 and 2005, respectively. The largest player in the market has approximately a 7% market share, and forty companies share the top 33% of the market. From 2000 to 2005, blended feed sales have grown at an average annual rate of 4.5%.

Pre-mix Industry

In 2005, the pre-mix market in China totaled $1.45 billion and contained over 3,500 companies. From 2000 to 2005 pre-mix industry sales grew at an average annual rate of 14.3%. (Source: China Feed Industry Association). There is no single dominant market participant, with the largest player in the market realizing only 1.2% market share.

Products

The Companies are engaged in the manufacturing, distribution, marketing and sale of two main product lines: additive pre-mix fodder for use in all stages of a pig's life, and blended feeds designed specifically for the infant stage of a pig's life. The Shanghai facility also manufactures and markets pre-mixed chicken feed. In combination, the Companies' total feed output in 2005 was approximately 14,200 metric tons. Together they produced a combined 12,000 metric tons of pre-mix fodder; AgFeed Nanchang produced approximately 7,000 metric tons of pre-mix fodder and AgFeed Shanghai approximately 5,000 metric tons. For blended feed, which is only produced by AgFeed Nanchang, output was approximately 1,700 metric tons. Chicken feed is only produced by AgFeed Shanghai and output was approximately 500 metric tons.

Pork pre-mix
According to the different growth stages of a pig, different additives are necessary to accelerate the growth of the animal and provide safe products for consumption. Pre-mix additives are composed mainly of essential amino acids, vitamins, minerals, antibiotics and growth promoters.

The Companies market 21 different brands of pre-mix fodder that are priced from standard to premium to satisfy wide ranging customer demand. Within each brand there are 7 different mixes that correspond to the different stages of a pig's life cycle: newborn to 15 kg, 15-30 kg, 30-60 kg, market ready, over 60 kg boar, mating/pregnant, and lactating. The Companies attempt to provide superior customer service by customizing the pre-mix to the specific needs of each customer. Large scale pig farms are typically the biggest consumers of pre-mix. The Companies employ veterinarians to work with these large pig farms to determine the optimal formulation of feed.

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

Pre-mix sales represent approximately 85% of the annual revenues of AgFeed Nanchang and carry a gross profit margin of approximately 40%. The willingness of both of the Companies to formulate customized pre-mix fodder to meet customer specifications allows them to charge a premium for their products. The average price of pre-mix is $570/metric ton. Competitors charge $500/metric ton on average. The Companies are able to justify premium pricing due to their strong brand name recognition, hands-on after market support, and superior, more effective products developed as a result of a strong R&D program.

In Shanghai City, AgFeed Shanghai controls 40% of the lactating and pregnant sow market, according to management estimates. Large scale piggeries are willing to pay a premium for more effective products as they are concerned with producing healthy piglets, controlling disease and marketing profitable pork products.

The Companies also provide extensive technical and veterinary support free of charge to their customers. Overall, AgFeed Nanchang and AgFeed Shanghai maintain one technical support person to every five sales persons while the competitors average one technician to every twelve sales persons.

Piglet blended feed
AgFeed Nanchang's piglet blended feed is designed to both nourish and protect newborns. It is composed primarily of proteins, such as fish meal and soy bean (30%), and raw material grains, such as corn and chaff (roughly 65%). Local climate and environment also influence the formulation of the piglet blend.

AgFeed Nanchang sells blended feed for an average price of $420/metric ton. Blended feed contributes approximately 15% to its total revenues, and has gross margins of approximately 15%. As a result of government policies aimed at increasing the economic success of the agriculture industry as a whole and greater regulation requiring advanced technology to provide safeguards to the country's food supply, the smaller pig farms are being forced out of business or to merge with larger pig raising operations. The large operations increasingly purchase pre-mix as opposed to blended feeds in order to realize significant cost savings by leveraging their economies of scale. For this reason AgFeed Nanchang expects the blended feed business to diminish over time and was also a factor in AgFeed Shanghai's decision not to enter this market. However, it is felt that blended feed revenue will be replaced by selling more of the profitable pre-mix products to the increasing number of large scale pig farms.

Chicken pre-mix
AgFeed Shanghai's production center also produces three brands of pre-mix for the poultry industry. It produces approximately 500 metric tons annually and it has a nominal impact on total revenues. While there are no current plans to expand the chicken feed product line, future expansion remains a possibility.

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

Marketing

Since the founding of AgFeed Nanchang and the subsequent founding of AgFeed Shanghai, the company’s brand has been aggressively marketed and promoted. Neither company currently owns any retail outlets. The Companies send their sales force and technicians to the pig farms to educate their clients on new product developments and improvements to existing products. The Companies conduct educational seminars in pig farming regions to explain the benefits of a balanced, nutritious diet for pigs in producing a healthy herd and educate the farmers to properly prepare and mix the various feed components. Although not unique among pre-mix manufacturers, management believes its services in this area are superior to competitors due to its high ratio of technicians to sales people, which allows the sales team to develop a stronger relationship with its customers. As the Companies market and sell directly to pig farmers they are able to collect and analyze data from the farmer which assists in preparation and design of new products. The Companies also attend agricultural conventions that take place in the market areas where they currently conduct business as well as in provinces that they expect to enter. The Companies also place advertisements and promotional pieces in agricultural trade journals.

Suppliers

The Companies do not have any long term supply contracts. For each raw material purchased, they maintain at least two suppliers who offer the same product. Management believes that any one of its suppliers could be easily replaced. Normally, purchases of raw materials are made on an "as needed" basis each month. Orders are managed by both the warehouse and purchasing manager together, who are familiar with the on-site inventory levels. China has more than 2,000 raw material producers involved in supplying the animal feed industry.

Customers

The Companies sell to distributors and large scale pig farms. Large scale farms generally refer to those with over 2,000 pigs and 100 sows annually, however it is not uncommon to have a single farm raise 20,000 to 30, 000 pigs. The distributors sell to the smaller privately owned farms. Recent sales data of distributors indicates that they tend to be more sensitive to price increases than the large-scale piggeries, whereas the piggeries place more emphasis on customer service and other ancillary services provided by the Companies. AgFeed Nanchang and Shanghai currently sells to approximately 450 industrial farms and 550 distributors

Research and Development

To maintain a competitive advantage in the marketplace and keep pace with current developments, the Companies engage in continuous research and development. AgFeed Nanchang conducts research and development and shares the result of its effort with AgFeed Shanghai. The Company sponsors research alliances with Jiangxi Agricultural University, South China Agricultural University, Nanjing Agricultural University and US Purdue University.

In addition to sponsoring national and provincial academic research projects at various academic institutions, AgFeed Nanchang launched a fund contributing RMB 98,000 ($12,250) to sponsor 12 research projects at Jiangxi Agricultural University. AgFeed Nanchang retains proprietary rights to any research findings.

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

Executive Officers and Board of Directors

Since its founding in 1995 with approximately $10,000 in personal funds contributed by company management, AgFeed has maintained the same stable management team, run and operated by company founders. These experienced industry executives have delivered significant growth in the last 12 years of its corporate history serving a highly profitable sector in China’s vast and rapidly growing animal feed industry. Company management members have advanced degrees in animal science, business and finance. Their bios are as follows:

Name	Age	Position
Songyan Li	40	Director, Chairman of the Board
Junhong Xiong	36	Chief Executive Officer
Liangfan Yan	53	Chief Financial Officer
Feng Zhou	38	Corporate Secretary

Songyan Li, Ph.D: Director & Chairman of the Board
Mr. Li was an original founder of AgFeed Nanchang and started as the Manager of the Technical Research and Development Department in 1995. In 2004, Mr. Li became the Chairman of the Board of Directors of AgFeed Nanchang. Prior to joining AgFeed Nanchang he worked at the Guangxi Peter Hand Premix Feed Co., Ltd, as the Technical Manager from 1991 to 1994. He received his Doctorate in Animal Nutrition from Nanjing Agricultural University in 2004.

Junhong Xiong , Chief Executive Officer
Mr. Xiong founded AgFeed Nanchang in 1995 and has served as the Chief Executive Officer. Mr. Xiong was a technician at the Chongming Progressing Farm Company in Shanghai from 1992 to 1993. He joined the Guangzhou Huashi Animal Nutrionals Ltd. as a sales representative in 1993. He graduated from Animal Husbandry & Veterinary College in Jiangxi Agricultural University and received a Bachelors Degree in 1992.

Liangfan Yan, CPA, Chief Financial Officer
Mr. Yan served as a financial consultant to AgFeed Nanchang starting in 2003. Mr. Yan was the senior manager of Chengdu Accounting Firm from 2002 to 2003. From 1996 to 2001 Mr. Yan was the section chief of the Audit Inspection Department of the New Hope Group. Mr. Yan holds the certification of CPA in China and graduated from Correspondence College of Economics of Beijing in 1989.

Feng Zhou, Corporate Secretary
Mr. Zhou joined AgFeed Nanchang as one of the original founders in 1995 and served as the Vice President of Finance. From 1993 to 1995 he was a sales representative at Guangzhou Huashi Industry. Mr. Zhou worked for Shanghai Daying Industry as a technician for one year, after graduating from Jiangxi Agricultural University with a degree in Animal Feed in 1992. He obtained his EMBA from Tsinghua University in 2004.

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com

2007 Projections----Financial Performance

The goal of the Company is to become the No.1 player in the pork premix sector in the future 3-5 years through the way of organic growth and M&A. Projected financial data of 2007, presuming a capital raise of $6,000,000 is:

Break Down of 2007 Sales and Net Income (USD $000)
	Sales 2006 (Unaudited)	Sales 2007 Forecast	Gross Margin	Net Profit Margin	Net Income
AgFeed Nanchang	$5,632	$12,500	40%	20.5%	$2,563
AgFeed Shanghai	$3,471	$10,000	40%	19%	$1,900
AgFeed Guangxi	$2,566	$11,250	40%	22%	$2,475
SUM	$11,669	$33,750	40%	21%	$6,938
M&A2 (1-2 Companies)		$2,500		15%	$375
SUM		$36,250	40%	20%	$7,313

Address:
AgFeed Industries, Inc. No.1095 Qinglan Avenue Nanchang National Economic and Technological Development Zone Nanchang City,Jiangxi Province P.R.C. 330013	Tel : 86-791-2189636 Fax : 86-791-2189858 Email : info@agfeedinc.com Website : http://www.agfeedinc.com